POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Dale Proctor, Jill Kendrick and Neal Strum as the undersigned’s true and lawful attorney- in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact’s name, place and stead, in any and all capacities, to:
1.execute for and on behalf of the undersigned, in the undersigned’s capacity as the reporting person pursuant to Sections 13(d), 13(g) and 16 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder in respect of any issuer of equity securities registered pursuant to Section 12 of the Exchange Act, or any other issuer of securities with respect to which the undersigned is required to file, any of Schedules 13D or 13G or Forms 3, 4 and 5 with the United States Securities and Exchange Commission (the “SEC”);
2.do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Schedule 13D or 13G or Form 3, 4 or 5, or any amendment thereto, and timely file such form with the SEC and stock exchange or similar authority, if required; and
3.take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorneys-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by any of the such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as any of such attorney-in-fact may approve in the discretion of any such attorneys-in-fact.
The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and ever}' act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney- in-fact, or the substitute or substitutes of any of such attorney-in-fact, shall lawfully do or cause to be one by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of he undersigned’s responsibilities to comply with the Exchange Act.
This Power of Attorney shall remain in full force and effect until the attorney-in-fact’s separation of service from Public Policy Holding Company, Inc. and each of its affiliates, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 4th day of November 2025
Signature: /s/ Keenan Nealean Austin
Name: Keenan Nealean Austin